EXHIBIT 5.1

Christine Patton
General Counsel


                                                                 April 30, 2003


PartnerRe Ltd.
96 Pitts Bay Road
Pembroke HM 08
Bermuda


Ladies and Gentlemen:

Re:  Registration Statement on Form S-3

I am the General Counsel for PartnerRe Ltd., a Bermuda company ("PartnerRe"), in connection with the filing by PartnerRe with the United States Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), with respect to common shares of PartnerRe (the "Common Shares"), as may be offered and sold by the selling shareholders named in the prospectus included in the Registration Statement from time to time pursuant to Rule 415 under the United States Securities Act of 1933, as amended (the "Securities Act").

For the purposes of this opinion I have examined and relied upon the documents listed in the Schedule to this opinion (the "Documents").

Unless otherwise defined herein or in the Schedule to this opinion, terms defined in the Registration Statement and the Prospectus contained therein have the same meanings when used in this opinion.

In stating my opinion I have reviewed such documents and have relied upon originals or certified copies of such documents as I have deemed relevant and necessary as a basis for such opinion, and I have not attempted independently to verify or establish the factual matters set forth in such documents.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to me, I am of the opinion that:

(a) PartnerRe is an exempted company incorporated with limited liability, validly organized and existing and in good standing under the laws of Bermuda.

(b) The Common Shares currently owned by the selling shareholders and covered by the Registration Statement have been validly issued and are fully-paid and non-assessable shares in the capital of PartnerRe.


PartnerRe Ltd.                               Tel: +1 441 292 0888
Chesney House, 96 Pitts Bay Road             Fax: +1 441 292 7010
Pembroke HM 08, Bermuda                      www.partnerre.com


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(c)      With respect to Common Shares to be issued to a selling shareholder upon the exercise of options or Class B warrants currently owned by such selling shareholder, when duly issued and paid for in accordance with the terms of the options or the Class B warrants, as the case may be, and in accordance with the terms of any duly adopted Board Resolutions of PartnerRe which have authorised their issue, such Common Shares will be validly issued, fully paid and non-assessable shares in the capital of PartnerRe.

Reservations

I have the following reservations:

(a) I express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(b) In paragraph (a) above, the term "good standing" means that PartnerRe has received a Certificate of Compliance from the Registrar of Companies in Hamilton, Bermuda.

Disclosure

This opinion is addressed to you in connection with the filing by PartnerRe of the Registration Statement with the United States Securities and Exchange Commission. I consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement, without admitting that I am an expert within the meaning of the Securities Act of 1933, as amended.

This opinion speaks as of its date and is strictly limited to the matters stated herein and I assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change. This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,



/s/ Christine E. Patton


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                                    SCHEDULE

1.       A copy of the Registration Statement dated 30 April 2003.

2. Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws of PartnerRe.

3. A copy of the permission dated 28th October 1996 given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the issue of PartnerRe's common shares.

4.       Class B Warrant Agreements dated November 4, 1993 and November 10,
         1993.

5. Director Stock Option Agreements dated October 27, 1993; May 4, 1994; May 8, 1995; May 2, 1996; June 6, 1997; May 12, 1998; May 14, 1999;
         May 19, 2000; May 22, 2001; and May 21, 2002.